ImageWare® Systems Appoints Kristin A. Taylor as President and Chief Executive Officer
Jim Miller Appointed as Executive Chairman of the Board

SAN DIEGO, CA - February 26, 2020 - ImageWare® Systems, Inc. (OTCQB: IWSY), a leading patent holder of multi-modal biometric authentication and developer of identity management solutions, today announced that Kristin A. Taylor has been appointed as President and Chief Executive Officer. In her new role, Kristin will assume day-to-day leadership of the company with goals to increase earnings and expand the products and platforms. Jim Miller, who served as CEO of ImageWare Systems, is now appointed as Executive Chairman of the Board. All leadership appointments are effective on March 2, 2020.

"Kristin's demonstrated results in leading sizable efforts to drive revenue and growth, her creative vision in reimagining businesses, as well as significant relationships with the global analyst community, are essential to our plans for worldwide recognition as a technology leader in identity management," said Jim Miller. “The Board and I are confident in our choice of Kristin to lead ImageWare forward and become the company we all know it can be. I look forward to working with Kristin and continuing my work with ImageWare Systems as Executive Chairman of the Board.”

“I’m excited to be joining a pioneer in the field of identity management. Since creating the first digital booking platform for US law enforcement nearly 20 years ago, ImageWare has built an unparalleled and patented biometric identity assurance platform used by governments, airlines, national transportation agencies, and enterprises,” said Taylor. “ImageWare has incredible intellectual property, exceptional people and great potential.”

Taylor is an innovative technology leader with over twenty years of experience spanning sales, business development, go-to-market strategies, and analyst and public relations, for leading global technology firms. She started her career in the technology sector with AT&T/Lucent. She spent twelve years at Qualcomm leading the development of the company's first computing product, and spurring the creation of a computing division. Kristin is considered an expert in the field of strategic analyst relations, guiding companies in how to drive revenue through key analyst relationships. Kristin recently held executive roles at both MediaTek and IBM where she served as Vice President, Worldwide Analyst Relations.

About ImageWare® Systems, Inc.
ImageWare Systems, Inc. is a leading developer of mobile and cloud-based identity management solutions, providing two-factor, biometric, and multi-factor cloud-based authentication solutions for the enterprise. The company delivers next-generation biometrics as an interactive and scalable cloud-based solution. ImageWare’s products support multi-modal biometric authentication including, but not limited to, face, voice, fingerprint, iris, palm, and more. ImageWare Systems, Inc. is headquartered in San Diego, California, with offices in Oregon, Canada, Mexico, and Japan. For a full list of ImageWare partnerships with other leading global brands such as ForgeRock, Fujitsu, HPE, IBM, Microsoft, SAP, Verizon, and others, please visit https://www.iwsinc.com/partners/. To learn more about ImageWare, visit https://www.iwsinc.com and follow us on Twitter, LinkedIn, and YouTube.

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if,” “should” and “will” and similar expressions as they relate to ImageWare Systems, Inc. are intended to identify such forward-looking statements. ImageWare may from time to time update publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in ImageWare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Media contact:
Michael Senger, VP Corporate Communications
ImageWare Systems, Inc
858.257.0358
media@iwsinc.com

Investor Relations:
Harvey Bibicoff, CEO,
Bibicoff + MacInnis, Inc.
(818) 379-8500
Email: harvey@bibimac.com